UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, our Board of Directors elected Charles P. Slacik as a director, effective immediately. In addition, our Board of Directors appointed Mr. Slacik to the Audit Committee of our Board of Directors (the “Audit Committee”). In accordance with our compensation policies for non-employee directors, Mr. Slacik was granted a nonqualified stock option to purchase 40,000 shares of our common stock at $7.89 per share, the fair market value of the common stock on the date of grant. Mr. Slacik will receive additional compensation for his service as a director in accordance with our compensation policies for non-employee directors, which are described under “Board of Director Compensation” in our proxy statement filed with the Securities and Exchange Commission on April 25, 2011. Mr. Slacik entered into an indemnification agreement with us in substantially the form filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on June 6, 2006. We are not aware of any transaction with Mr. Slacik requiring disclosure under Item 404(a) of Regulation S-K.

As discussed below in Item 5.07, at our 2011 Annual Meeting of Stockholders (the “Annual Meeting”) our stockholders approved our 2006 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance under such plan by 4,000,000 shares, to extend the plan’s termination date until April 14, 2021, and to reapprove the plan’s performance criteria and award limits for purposes of Internal Revenue Code §162(m).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2011, we held our Annual Meeting at which our stockholders (i) elected Ernst-Günter Afting, Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Richard A. Lerner, Ronald M. Lindsay and David Pendarvis as directors to hold office until our annual meeting of stockholders in 2012, (ii) approved our 2006 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance under such plan by 4,000,000 shares, to extend the plan’s termination date until April 14, 2021, and to reapprove the plan’s performance criteria and award limits for purposes of Internal Revenue Code §162(m), (iii) approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement, (iv) indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of our named executive officers is every year, and (v) ratified the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011.

We had 99,012,829 shares of common stock outstanding and entitled to vote as of the close of business on April 18, 2011, the record date for the Annual Meeting. At the Annual Meeting, 84,287,919 shares of common stock were present in person or represented by proxy for the five proposals indicated above. The following sets forth detailed information regarding the results of the voting at the Annual Meeting:

Proposal 1: The election of Ernst-Günter Afting, Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Richard A. Lerner, Ronald M. Lindsay and David Pendarvis as directors to hold office until our annual meeting of stockholders in 2012.

Director	Votes For	Votes Withheld
Ernst-Günter Afting	44,751,672	627,365
Kenneth F. Buechler	44,843,253	535,784
John A. Fazio	44,777,733	601,304
Harry F. Hixson, Jr.	44,679,869	699,168
Richard A. Lerner	44,754,360	624,677
Ronald M. Lindsay	44,862,845	516,192
David Pendarvis	44,867,111	511,926

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Proposal 2: To approve our 2006 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance under such plan by 4,000,000 shares, to extend the plan’s termination date until April 14, 2021, and to reapprove the plan’s performance criteria and award limits for purposes of Internal Revenue Code §162(m).

Votes in Favor	35,147,840
Votes Against	10,025,035
Abstentions	206,161
Broker Non-Votes	38,908,883

Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement.

Votes in Favor	43,886,787
Votes Against	1,281,338
Abstentions	210,912
Broker Non-Votes	38,908,882

Proposal 4: To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

Votes in Favor of Every 1 Year	38,630,586
Votes in Favor of Every 2 Years	578,866
Votes in Favor of Every 3 Years	5,963,497
Abstentions	206,087
Broker Non-Votes	38,908,883

Consistent with the preference of our stockholders indicated by the voting results for Proposal 4, we have decided to include a stockholder advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of such advisory votes.

Proposal 5: To ratify the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011.

Votes in Favor	83,307,360
Votes Against	466,925
Abstentions	513,634
Broker Non-Votes	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: June 16, 2011	By:	/s/ Clarke W. Neumann
Clarke W. Neumann Vice President and General Counsel

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